EXHIBIT 10.14
FOUNDRY NETWORKS, INC.
1996 STOCK PLAN
RESTRICTED STOCK PURCHASE AGREEMENT
     This Restricted Stock Purchase Agreement (the “Agreement”) is made as of                     ,200___, by and between Foundry Networks, Inc., a Delaware corporation (the “Company”), and                     (“Purchaser”) pursuant to the Company’s 1996 Stock Plan.
     1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company,                     shares of the Company’s Common Stock (the “Shares”) at a purchase price of $                     per Share for a total purchase price of $                    . The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.
     2. Closing.
          (a) The closing of the purchase and sale of the Shares under this Agreement (the “Closing”) shall be held at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Closing Date”).
          (b) At the Closing, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by him or her (which shall be issued in Purchaser’s name) against payment of the purchase price therefor. The purchase price for the Shares shall be paid by delivery to the Company, of cash or check, or in the form of an offset of any amounts owed to Purchaser by the Company.
     3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Repurchase Option (as defined below), except as provided below. After any Shares have been released from such Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions below and applicable securities laws.
          (a) Repurchase Option.
               (i) In the event of the voluntary or involuntary termination of Purchaser’s employment or consulting relationship with the Company for any reason (including death or disability), with or without cause, the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of 60 days from such date to repurchase all or any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Company’s Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like).
               (ii) The Repurchase Option shall be exercised by the Company by written notice to Purchaser or Purchaser’s executor and, at the Company’s option, (A) by delivery to Purchaser or Purchaser’s executor with such notice of a check in the amount of the purchase price for the Shares being purchased, or (B) in the event Purchaser is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

          (iii) One hundred percent (100%) of the Shares shall initially be subject to the Repurchase Option. <<VestingSchedule>>, until all Shares are released from the Repurchase Option. Fractional shares shall be rounded to the nearest whole share.
     4. Escrow of Unvested Shares. For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Company’s Repurchase Option described in Section 3(a), to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.
     5. Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company that Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
     6. Restrictive Legends and Stop-Transfer Orders.
          (a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):
(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
          (b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

          (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     7. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment, for any reason, with or without cause.
     8. Miscellaneous.
          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
          (b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
          (d) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

          (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
          (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

     The parties have executed this Agreement as of the date first set forth above.

FOUNDRY NETWORKS, INC.

By:

Title:

PURCHASER:

(Signature)

Address:
Vesting Commencement
Date:

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and Foundry Networks, Inc., dated                                         , 200___(the “Agreement”), Purchaser hereby sells, assigns and transfers unto                                                              (                    ) shares of the Common Stock of Foundry Networks, Inc., standing in Purchaser’s name on the books of said corporation represented by Certificate No. ___ herewith and does hereby irrevocably constitute and appoint                                                              to transfer said stock on the books of the within-named corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.
Dated:                     , 200___.

Signature:

Purchaser

Spouse of Purchaser (if applicable)
Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and Foundry Networks, Inc., dated                     , 200___(the “Agreement”), Purchaser hereby sells, assigns and transfers unto                                          (                    ) shares of the Common Stock of Foundry Networks, Inc., standing in Purchaser’s name on the books of said corporation represented by Certificate No. «CertificateNo» herewith and does hereby irrevocably constitute and appoint                                          to transfer said stock on the books of the within-named corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.
     Dated:                     , 200___.

Signature:

Purchaser

Spouse of Purchaser (if applicable)
Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

RECEIPT AND CONSENT
          The undersigned hereby acknowledges receipt of a photocopy of Certificate No. ___for ___ shares of Common Stock of Foundry Networks, Inc. (the “Company”).
          The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Purchase Agreement Purchaser has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name.
Dated:                                         , 200__

Purchaser